                                                                   EXHIBIT 24(b)


                           C.M. LIFE INSURANCE COMPANY



     I, ANN F. LOMELI, Secretary of C.M. Life Insurance Company, do hereby certify that the following is a true and accurate copy of a Resolution adopted by unanimous consent of the Board of Directors of C.M. Life Insurance Company on the 22nd day of March 1996;

               RESOLVED, that it is desirable and in the best interest of the Company that interests in its general account option under the Panorama Plus combination fixed and variable annuity be registered under the Securities Act of 1933 in appropriate amounts to facilitate sales of the annuity; and that Lawrence V. Burkett, Thomas F. English, Richard M. Howe, Michael Berenson, and Ann F. Lomeli are each individually authorized, acting alone or in conjunction with the other, to perform on behalf of the Company any and all such acts as each may deem necessary or advisable in order to allow the Company to continuously offer interests in its fixed account option to the general public, and in connection therewith to execute and file all requisite papers and documents on behalf of the Directors and Officers of the Company, including, but not limited to, registration statements, exemptive requests, no-action letter requests, reports, and any amendments thereto under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, and the execution by any one of them of any such paper or document or the doing of any such act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken.

     IN WITNESS WHEREOF, I hereunto set my hand as Secretary and have affixed the corporate seal of said Company, this 22nd day of March 1996.



                              /s/ Ann F. Lomeli
                          -------------------------------
                            Ann F. Lomeli, Secretary